EXHIBIT 5

ROBINSON BRADSHAW & HINSON
Attorneys at Law
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Telephone: (704) 377-2536
Fax: (704) 378-4000

Stephen M. Lynch
Direct Dial: 704.377.8355
Direct Fax: 704.373.3955
slynch@rbh.com

May 25, 2004

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607
Attention: Mr. Stephen P. Zelnak, Jr.

Re:	Martin Marietta Materials, Inc.
Registration on Statement on Form S-8

Ladies and Gentlemen:

     We have served as special counsel to Martin Marietta Materials, Inc. (the “Company”) in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the offer and sale of up to 200,000 shares of the Company’s common stock, $.01 par value (the “Directors Shares”), pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the “Directors Plan”) and the offer and sale of up to 2,000,000 shares of the Company’s common stock, $.01 par value (together with the Directors Shares, the “Shares”), pursuant to the Martin Marietta Materials, Inc. Performance Sharing Plan, the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees and the Martin Marietta Materials, Inc. Southwest Division 401(k) Plan (such plans, together with the Directors Plan, the “Plans”). We understand that the Registration Statement is being filed with the Securities and Exchange Commission and that this letter is to be included as Exhibit 5 thereof.

     We have examined the Plans, the Registration Statement, the articles of incorporation and the bylaws of the Company, corporate proceedings relating to the authorization, issuance and sale of the Shares and such other documents and records as we have deemed necessary in order to enable us to render this opinion.

     Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of North Carolina; and

     2. The Shares, when issued and sold by the Company pursuant to the terms and conditions of the Plans, will be legally issued, fully paid and nonassessable, and will represent validly authorized and outstanding shares of the common stock of the Company.

     We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

ROBINSON, BRADSHAW & HINSON, P.A.

/s/ Stephen M. Lynch

Stephen M. Lynch